   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000

                                            REGISTRATION STATEMENT NO. 333-49795
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 7
                                      ON
                                   FORM S-3*
                                    TO THE
                            REGISTRATION STATEMENT
                         ORIGINALLY FILED ON FORM S-1
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                             MAC-GRAY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               04-3361982
    (State or Other Jurisdiction                 (I.R.S. Employer
  of Incorporation or Organization)             Identification No.)

                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Office)

                         -----------------------------

                          STEWART GRAY MACDONALD, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MAC-GRAY CORPORATION
                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                             STUART M. CABLE, P.C.
                          Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                         -----------------------------

* Filed as a Post-Effective Amendment on Form S-3 to such Form S-1 Registration Statement pursuant to the provisions of Rule 401(e) and the procedure described therein.

================================================================================

     On April 17, 1998 the Registrant registered, on Pre-Effective Amendment No. 1 to Registration Statement No. 333-49795 (the "Registration Statement"), 250,000 shares of its common stock, par value $0.01 per share, for resale by former shareholders of Copico, Inc., a Massachusetts corporation (the "Selling Securityholders"). As the Registrant's obligations to the Selling Securityholders have been fulfilled, the Registrant files this Post-Effective Amendment No. 7 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mac-Gray Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on January 11, 2000.


                                    Mac-Gray Corporation


                                    By:  /s/ Stewart Gray MacDonald, Jr.
                                         -------------------------------------
                                         Stewart Gray MacDonald, Jr.
                                         Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature              Title                              Date
          ---------              -----                              ----

/s/ Stewart Gray MacDonald, Jr.  Chairman and Chief Executive  January 11, 2000
---------------------------      Officer and Director
Stewart Gray MacDonald, Jr.      (Principal Executive Officer)


/s/ Michael J. Shea              Executive Vice President and  January 11, 2000
---------------------------      Chief Financial Officer
Michael J. Shea                  (Principal Financial and
                                 Accounting Officer)

/s/ William M. Crozier, Jr.
---------------------------      Director                      January 11, 2000
William M. Crozier, Jr.

             *
---------------------------      Director                      January 11, 2000
Patrick A. Flanagan

             *
---------------------------      Director                      January 11, 2000
Jerry A. Schiller

             *
---------------------------      Director                      January 11, 2000
John P. Leydon

             *
---------------------------      Director                      January 11, 2000
Eugene B. Doggett


*By:  /s/ Stewart Gray MacDonald, Jr.
      -------------------------------
      Stewart Gray MacDonald, Jr.
      Attorney-in-Fact